Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY FOR

KEYNOTE SYSTEMS, INC.

Offer to Purchase for Cash 10,000,000 Shares of Its Common Stock
(Including the Associated Preferred Stock Purchase Rights)  At a Purchase Price Not Greater Than $8.00              Nor Less Than $7.00 Per Share

As set forth in Section 3 of the Offer to Purchase, dated October 29, 2002, this Notice of Guaranteed Delivery, or a facsimile hereof, may be used to accept the offer if:

(a)  certificates representing shares of common stock, $0.001 par value per share, of Keynote Systems, Inc., a Delaware corporation (“Keynote”), are not immediately available or cannot be delivered to the Depositary by the “expiration date” (as defined in Section 1 of the Offer to Purchase) of the offer; or

(b)  the procedure for book-entry transfer cannot be completed by the expiration date of the offer; or

(c)  the other required documents cannot be delivered to the Depositary by the expiration date of the offer.

This form, properly completed and duly executed, may be delivered by hand or transmitted by telegram, facsimile transmission, overnight courier or mail to the Depositary so that it is received by the Depositary before the expiration date. See Section 3 of the Offer to Purchase.

The Depositary for the offer is:

American Stock Transfer & Trust Company

By Registered or Certified Mail, Hand or Overnight Courier:	By Facsimile Transmission: (For Eligible Institutions Only)
American Stock Transfer & Trust Company 59 Maiden Lane New York, New York 10038	(718) 234-5001 For Confirmation Call: (877) 777-0800

Delivery of this Notice of Guaranteed Delivery to an address other than that shown above for the Depositary or transmission of a facsimile of the Notice of Guaranteed Delivery to a different facsimile number than that shown above for the Depositary will not constitute valid delivery. Deliveries to Keynote Systems, Inc., Goldman, Sachs & Co., the Dealer Manager for the offer, or Georgeson Shareholder Communications Inc., the Information Agent for the offer, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to the book-entry transfer facility (as defined in the Offer to Purchase) will not constitute valid delivery.

This Notice of Guaranteed Delivery form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.

American Stock Transfer & Trust Company:

The undersigned hereby tenders to Keynote the shares described below, including the associated preferred stock purchase rights issued under the Rights Agreement, dated as of October 25, 2002, between Keynote and American Stock Transfer & Trust Company, as Rights Agent, at the price per share indicated below, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in Keynote’s Offer to Purchase, dated October 29, 2002, and the related Letter of Transmittal, which together, as they may be amended and supplemented from time to time, constitute the offer, receipt of which is hereby acknowledged. Unless the context otherwise requires, all references to shares in this Notice of Guaranteed Delivery shall include the associated preferred stock purchase rights, and, unless the associated preferred stock purchase rights are redeemed prior to the expiration date of the offer, a tender of shares will also constitute a tender of the associated preferred stock purchase rights.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)	SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER. SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL.

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by Keynote for the shares is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate Notice of Guaranteed Delivery for each price at which such shares are tendered. Stockholders may not tender the same shares at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $7.00	☐ $7.60
☐ $7.10	☐ $7.70
☐ $7.20	☐ $7.80
☐ $7.30	☐ $7.90
☐ $7.40	☐ $8.00
☐ $7.50

OR

(2)	SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER. SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL.

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Stockholder,” the undersigned hereby tenders shares at the purchase price, as the same shall be determined by Keynote in accordance with the terms of the offer.

☐
The undersigned wants to maximize the chance of having Keynote purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Keynote in accordance with the terms of the offer. This action could result in receiving a price per share as low as $7.00.

IMPORTANT:  CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

2

SIGNATURE PAGE

(Number of Shares Tendered)

(Certificate Numbers (if Available and Applicable))

(If Shares Will be Delivered by Book-Entry Transfer, the Account Number)

SIGN HERE:

(Authorized Signature(s))

Dated:                              , 2002

Name(s) of Record Holder(s):

(Please Print)

Capacity (full title):

(If Applicable)

Address:

(Including Zip Code)

(Taxpayer Identification or Social Security Number)

(Area Code) Telephone Number:

3

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN “ELIGIBLE GUARANTOR INSTITUTION,” AS SUCH TERM IS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EACH OF THE FOREGOING CONSTITUTING AN “ELIGIBLE GUARANTOR INSTITUTION,” GUARANTEES THE DELIVERY TO THE DEPOSITARY OF THE SHARES TENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES TENDERED HEREBY HAVE BEEN DELIVERED UNDER THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THE OFFER TO PURCHASE INTO THE DEPOSITARY’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL, OR A MANUALLY SIGNED FACSIMILE THEREOF, AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE NASDAQ NATIONAL MARKET TRADING DAYS OF THE DATE HEREOF.

(Authorized Signature)

Dated:                             , 2002

Name(s):

(Please Print)

Title:

Name of Firm:

Address:

(Including Zip Code)

(Area Code) Telephone Number:

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.